Exhibit 10.8.1

ADDENDUM NO. 1

Special provisions attached to and hereby made apart thereof, the contract of lease dated April 22, 2003, between ADMAR CONSTRUCTION, INC. (Landlord) and MICRONEL SAFETY. INC. (Tenant).

1. Name change. Micronel Safety, Inc. is now doing business as Safety Tech International, Inc.

2. Demised Premises. Starting April 15, 2004, demised premises to extend and include Units K, L, M, N, O, P and Pm (entire building at 5703 Industry Lane).

3. Rent. Base rent to increase to One hundred ninety-two thousand dollars ($192,000) per year, to be paid in equal monthly installments, in advance, of Sixteen thousand ($16,000) on the first day of each and every calendar month.

4. Annual Increase. The annual increase shall be subject to that of item 33 in the lease.

5. Common Area. Tenant’s share of the common area charges to increase to Fifteen thousand twelve dollars ($15,012) a year, which is a four hundred ninety dollars per month increase, to be paid in equal monthly installments, in advance, of One thousand two hundred fifty-one dollars ($1,251) on the first day of each and every calendar month.

Witness/Attest:	Landlord:
ADMAR CONSTRUCTION, INC.

/s/ Linda M. Canale	BY:	/s/ Farhad Memarsadeghi 2/16/04
FARHAD MEMARSADEGHI DATE
C.E.O.

Witness/Attest:	Tenant:
SAFETY TECH INTERNATIONAL, INC.

/s/ Sandra Hamilton	BY:	/s/ Dale Kline 2/26/04
DALE KLINE DATE
President